UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 6, 2006

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-25871 (Commission File Number)	77-0333710 (I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Employment Agreement
     On March 6, 2006, Informatica Corporation (the “Company”) appointed Brian Gentile as the Company’s executive vice president and chief marketing officer, responsible for worldwide marketing. Pursuant to an offer letter between the Company and Mr. Gentile, Mr. Gentile will receive an annual base salary of $300,000. Mr. Gentile may also earn an annualized bonus of up to 55% of his annual base salary, based on the terms of our bonus plan. In addition, Mr. Gentile will be granted an option to purchase 300,000 shares of the Company’s Common Stock. One quarter of the shares subject to such option grant vests and becomes exercisable one year after the grant date and the remaining shares subject to such option grant vest in equal monthly installments over the following 36-month period, such that the option is fully exercisable four (4) years after its date of grant.
Executive Severance Agreement
     Additionally, in connection with the appointment, the Company and Mr. Gentile entered into an Executive Severance Agreement (the “Agreement”), in the same form as previously filed by the Company, which sets forth the severance terms and conditions for Mr. Gentile in the event that his employment is terminated in connection with a “Change of Control”.
     Term of Agreement. The Agreement has an initial term of two years. The Agreement provides that the initial term will be automatically extended each year for an additional one year term unless the Company informs the executive officer at least 90 days prior to the date of automatic renewal that it is electing not to extend the term.
     Severance. In the event that the Company terminates the executive officer’s employment without “Cause” or the executive resigns for “Good Reason,” and such termination occurs within the time period beginning on the date three months preceding a Change of Control of the Company and ending on the date 12 months following a Change of Control, the executive officer will receive the following severance package:
•	continued payment of the executive officer’s base salary for 12 months;

•	continued benefits for 12 months; and

•	12 months accelerated vesting for any equity awards that are outstanding as of the date that the executive officer’s employment is terminated.
     The severance payments, continued benefits, and accelerated vesting will be subject to the executive officer entering into (and not subsequently revoking) a (1) separation agreement and release of claims in a form satisfactory to the Company and the executive officer, (2) a non-compete and non-solicitation agreement that would be in effect during the 12 month period in which the executive officer receives continuing salary from the Company and (3) a non-disparagement agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 10, 2006	INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary